UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

Allied Esports Entertainment, INC.

(Name of Registrant as Specified in Its Charter)

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ALLIED ESPORTS ENTERTAINMENT, INC.

NOTICE OF ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF ALLIED ESPORTS ENTERTAINMENT, INC.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Allied Esports Entertainment, Inc., a Delaware corporation (the “Company,” “AESE,” “we,” or “us”), in connection with action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock of the Company by 25,000,000 shares, from 75,000,000 shares to 100,000,000 shares. The Amendment would also result in a corresponding increase in the number of authorized capital stock of the Company from 76,000,000 shares to 101,000,000 shares.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve the Amendment. This Information Statement is being provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are mailing this Notice and the accompanying Information Statement to holders of our common stock on or about [●], 2020.

Sincerely,

Allied Esports Entertainment, Inc.

By:	/s/ Frank Ng
Chief Executive Officer

[●], 2020

ALLIED ESPORTS ENTERTAINMENT, INC.
17877 Von Karman Avenue, Suite 300

Irvine, California 92614

INFORMATION STATEMENT

GENERAL INFORMATION

Allied Esports Entertainment, Inc., a Delaware corporation (the “Company,” “AESE,” “we,” or “us”), is distributing this information statement solely for purposes of informing our stockholders of record as of [●], 2020 (the “Record Date”), in the manner required by Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock of the Company by 25,000,000 shares, from 75,000,000 shares to 100,000,000 shares. The Amendment would also result in a corresponding increase in the number of authorized capital stock of the Company from 76,000,000 shares to 101,000,000 shares.

Summary of the Corporation Action

For the reasons discussed in this Information Statement, our Board of Directors (the “Board”) has adopted resolutions to approve the Amendment. The Amendment, which requires stockholder approval for its adoption, has been approved by written consent of the holders of a majority of our issued and outstanding voting securities.

The proposed form of the Amendment is attached as Annex A to this Information Statement.

In accordance with Rule 14c-2 under the Securities Exchange Act, the stockholder action taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders. This Information Statement is first being mailed on or about [●], 2020 to the Company’s stockholders of record as of the record date.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the DGCL, the Amendment may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Amendment.

Notice Pursuant to the DGCL and the Company’s Bylaws

This Information Statement serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

INCREASE IN AUTHORIZED SHARES

The Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently authorizes the issuance of a total of 76,000,000 shares of capital stock. Of such shares, 75,000,000 are designated as common stock and 1,000,000 are designated as preferred stock. As of the record date, there were 31,963,017 shares of common stock outstanding, and no shares of preferred stock are outstanding.

In addition to the 31,963,017 shares of common stock outstanding, the Company has an aggregate of 42,681,552 shares of common stock reserved for issuance pursuant to the exercise or conversion of outstanding convertible securities and under the Company’s 2019 Equity Incentive Plan.

The aggregate number of outstanding and reserved shares of common stock is 74,644,569 shares, leaving only 355,431 shares of common stock available for future issuances. Such future issuances could include the issuance of the common stock, and, more generally, the sale of securities in order to raise capital, for the payment of consideration in acquisitions, as additional shares issued in connection with grants made to employees under new or expanded existing compensation plans or arrangements, and for other uses not currently anticipated. The Amendment, which will increase the number of shares of common stock available for future uses, will provide the Company with flexibility and alternatives in structuring future transactions, although no such future transactions are specifically contemplated at this time.

The Amendment will not change any of the rights, restrictions, terms or provisions relating to the common stock or the preferred stock. However, future issuances of common stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of the then current stockholders.

On August 6, 2020, the Board adopted resolutions to approve the Amendment. Section 242 of the DGCL required the affirmative vote of a majority of the outstanding shares of our common stock to approve and adopt the Amendment. Primo Vital Limited and Knighted Pastures LLC, the holders of a majority of the Company’s issued and outstanding common stock, approved the Amendment by a written consent dated August 21, 2020.

A Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation reflecting the Amendment, which will be filed no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders, will be effective upon the filing with the Secretary of State of Delaware.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of September 2, 2020, for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

●	each of our “named executive officers” as identified in the summary compensation table contained in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and amended on March 17, 2020; and

●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares issuable under options, warrants and other securities convertible into common stock held by that person and that are currently exercisable or that become exercisable within 60 days of September 2, 2020. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options, warrants and other convertible securities currently exercisable or that become exercisable within 60 days of the Record Date are outstanding. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options, warrants and other convertible securities are not deemed to be outstanding for purposes of calculating the “Percentage of Shares Beneficially Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

As of September 2, 2020, we had 31,963,017 shares of common stock issued and outstanding.

Name and Address of Beneficial Owners(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Five Percent Stockholders:
Black Ridge Oil & Gas, Inc. (2)	1,779,529	5.6%
Kepos Capital LP(3)	2,045,298	6.0%
Knighted Pastures LLC (4)	3,582,858	11.1%
Primo Vital Limited (5)	15,112,163	43.0%
Directors and Named Executive Officers:
Bradley Berman(6)	56,502	*
Lyle Berman(7)	1,075,350	3.4%
Yinghua Chen(8)	9,479	*
Kenneth DeCubellis (2)(9)	1,779,529	5.6%
Jud Hannigan (10)	210,163	*
Anthony Hung(11)	75,001	*
Ho min Kim(12)	13,534	*
Tae Hyung Kim(8)	9,479	*
Joseph Lahti(6)	56,502	*
Frank Ng(13)	405,337	1.3%
Benjamin S. Oehler(6)	56,502	*
Adam Pliska(14)	312,288	1.0%
Maya Rogers(12)	13,534	*
All directors and executive officers, as a group (12 individuals) (15)	2,293,671	6.2%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 17877 Von Karman Avenue, Suite 300, Irvine, California, 92614. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
(2)

Based on a joint Schedule 13D filed on June 12, 2020, as amended on August 12, 2020 and September 2, 2020. Includes 1,779,529 outstanding shares held by Black Ridge Oil & Gas, Inc. (“Black Ridge”). Kenneth DeCubellis is a director and chief executive officer of Black Ridge and shares voting and dispositive power over the shares held by Black Ridge. The address of Black Ridge is 110 North 5th Street, Suite 410, Minneapolis, Minnesota 55403.

(3)	Based on a joint Schedule 13G filed on February 4, 2020 by Kepos Capital LP and Mr. Mark Carhart. Includes warrants to purchase 2,006,974 shares of common stock underlying warrants that are currently exercisable.
(4)	Based on a joint Schedule 13G filed on May 26, 2020 by Knighted Pastures LLC and Roy Choi. Includes190,000 five-year warrants to purchase shares of Company common stock at a price per share of $11.50 that are currently exercisable.
(5)	Based on a joint Schedule 13D filed on September 18, 2019. Includes warrants to purchase 3,193,851 shares of common stock that are currently exercisable.
(6)	Includes (i) 3,534 shares of common stock that are subject to transfer and forfeiture restrictions, and (ii) options to purchase 10,000 shares of common stock that are exercisable within 60 days after September 2, 2020. Excludes shares for which the stockholder has a pecuniary interest in through his beneficial ownership in Black Ridge.
(7)	Shares include (i) 3,534 shares of common stock issued to Mr. Berman, subject to restrictions; which restrictions lapse on September 20, 2020, and (ii) options to purchase 10,000 shares of common stock issued to Mr. Berman that are exercisable within 60 days after September 2, 2020. Excludes shares for which Mr. Lyle Berman has a pecuniary interest in through his ownership of common stock in Black Ridge.
(8)	Shares include 9,479 shares of common stock that are subject to transfer and forfeiture restrictions until July 1, 2021.
(9)	Mr. DeCubellis previously served as Chief Executive Officer of BRAC. He resigned as a director and Chief Financial Officer of the Company on September 24, 2019.
(10)	Shares include (i) 90,350 five-year warrants to purchase shares of Company common stock at a price per share of $11.50 issued in the merger with Allied Esports Media, Inc. on August 9, 2019 (the “Merger”), and (ii) 31,876 shares of common stock that are subject to transfer and forfeiture restrictions, which lapse on 8,834 shares on November 12, 2020, and 23,042 shares on August 18, 2021.
(11)	Shares include 50,000 shares of common stock that are subject to transfer and forfeiture restrictions, which lapse on 25,000 shares on each of 8/18/2021 and 8/18/2022.
(12)	Shares include (i) 3,534 shares of common stock that are subject to transfer and forfeiture restrictions, and (ii) options to purchase 10,000 shares of common stock that are exercisable within 60 days after September 2, 2020.
(13)	Shares include (i) warrants to purchase 106,233 shares of common stock that are currently exercisable; (ii) 117,648 shares issuable to Mr. Ng’s spouse upon conversion of a convertible promissory note issued to her by the Company; (iii) 67,285 shares shares of common stock that are subject to transfer and forfeiture restrictions issued to Mr. Ng pursuant to restricted stock grants. Restrictions lapse on 3,534 shares on September 20, 2020; 17,668 shares on November 12, 2020; and 46,083 shares on August 18, 2021; and (iv) options to purchase 10,000 shares of common stock that are exercisable within 60 days after September 2, 2020.
(14)	Shares include (i) 95,000 shares issuable upon the exercise of warrants to purchase common stock at a price per share of $11.50 issued in the Merger on August 9, 2019 to Mr. Pliska that are currently exercisable; (ii) 7,024 five-year warrants to purchase shares of Company common stock at a price per share of $11.50 issued in the Merger on August 9, 2019 that are currently exercisable; (iii) 38,000 warrants issued to The Lipscomb/Viscoli Children’s Trust (the “Trust”), of which Mr. Pliska is trustee, to purchase shares of Company common stock at a price per share of $11.50 that are currently exercisable; (iv) 19,472 shares of restricted common stock issued to Mr. Pliska on account of his services as a director and officer of the Company, which restrictions lapse on 3,534 shares on September 20, 2020; 4,417 shares on November 12, 2020; and 11,521 shares on August 18, 2021; and (v) options to purchase 10,000 shares of common stock that are exercisable within 60 days after September 8, 2020. Mr. Pliska is the President of the Company and WPT Enterprises, Inc., serves as a director of the Company and disclaims any pecuniary interest in the warrants set forth in item (iii).
(15)	Consists of shares beneficially owned by our current directors and current executive officers, which does not include shares beneficially owned by Mr. DeCubellis.

OTHER INFORMATION

Annual Report on Form 10-K and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC’s website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery following receipt of a written or oral request directed to our Corporate Secretary, at Allied Esports Entertainment, Inc., 17877 Von Karman Avenue, Suite 300, Irvine, California, 92614, telephone: (949) 225-2600.

Householding of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to our Corporate Secretary, at Allied Esports International, Inc., 17877 Von Karman Avenue, Suite 300, Irvine, California, 92614, telephone: (949) 225-2600. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Other Matters

No director or executive officer has a substantial interest, direct or indirect, in the matters set forth in this Information Statement.

Annex A

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ALLIED ESPORTS ENTERTAINMENT, INC.

(a Delaware corporation)

Effective Date: [●], 2020

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Financial Officer of Allied Esports Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: The first sentence of the Fourth Article of the Second Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and replaced with the following:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be [●], 2020.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of August 6, 2020, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock by written consent effective August 21, 2020 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Second Amended and Restated Certificate of Incorporation, as of [●], 2020.

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer

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